As filed with the Securities and Exchange Commission on May 14, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

INTEGRATED SILICON SOLUTION, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0199971
(State of Incorporation)	(I.R.S. Employer Identification Number)

2231 Lawson Lane

Santa Clara, CA 95054

(Address of Principal Executive Offices)

1993 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Gary L. Fischer

President, Chief Operating Officer and

Chief Financial Officer

INTEGRATED SILICON SOLUTION, INC.

2231 Lawson Lane

Santa Clara, CA 95054

(Name and address of agent for service)

(408) 969-6600

(Telephone number, including area code, of agent for service)

Copy to:

J. Robert Suffoletta

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Telephone: (650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value, approved for issuance under the 1993 Employee Stock Purchase Plan	600,000 shares	$12.57	$7,542,000	$956

TOTAL:	600,000 shares	$12.57	$7,542,000	$956

(1)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on 85% of $14.79, the average of the high and low price per share of the Registrant’s Common Stock as reported on the Nasdaq National Market on May 10, 2004. The indicated number of shares to be registered represents additional shares issuable under the listed plan that are not covered by previous registration statements.

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SECURITIES

The Registrant filed Registration Statements on Form S-8 (the “Filed Form S-8’s”) with the Securities and Exchange Commission (the “SEC”) on or about March 15, 2002 (SEC File No. 333-84404), March 9, 2001 (SEC File No. 333-56800), April 4, 2000 (SEC File No. 333-33944), April 22, 1998 (SEC File No. 333-50679), April 10, 1996 (SEC File No. 333-3438), and July 31, 1995 (SEC File No. 33-95282). The Filed Form S-8’s were filed in connection with the Registrant’s 1993 Employee Stock Purchase Plan. This Registration Statement registers additional shares of the Registrant’s Common Stock to be issued pursuant to the 1993 Employee Stock Purchase Plan. The contents of the Filed Form S-8’s, including periodic filings updating or amending the contents of the Filed Form S-8’s, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

INTEGRATED SILICON SOLUTION, INC.

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description

4.1	1993 Employee Stock Purchase Plan, as amended

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on page II-2)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Santa Clara, State of California, on May 14, 2004.

INTEGRATED SILICON SOLUTION, INC.

By:	/s/ Jimmy S.M. Lee

Jimmy S.M. Lee, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jimmy S.M. Lee and Gary L. Fischer, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the dates indicated below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Jimmy S.M. Lee Jimmy S.M. Lee	Director and Chief Executive Officer (Principal Executive Officer)	May 14, 2004

/s/ Gary L. Fischer Gary L. Fischer	Director, President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	May 14, 2004

/s/ Lip-Bu Tan Lip-Bu Tan	Director	May 14, 2004

/s/ Hide L. Tanigami Hide L. Tanigami	Director	May 14, 2004

/s/ Chun W. Wong Chun W. Wong	Director	May 14, 2004

/s/ Bruce A. Wooley Bruce A. Wooley	Director	May 14, 2004

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INDEX TO EXHIBITS

Exhibit Number	Description

4.1	1993 Employee Stock Purchase Plan, as amended

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on page II-2)

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